Exhibit 3.1
MIDWEST BANC HOLDINGS, INC.
RESTATED BY-LAWS
ARTICLE I
OFFICES AND REGISTERED AGENT
     Section 1.1. Registered Office and Agent. Midwest Banc Holdings, Inc. (the “Corporation”) shall have and continuously maintain a registered office in the City of Wilmington, County of New Castle, State of Delaware, and a registered agent having a business office identical with such registered office.
     Section 1.2. Corporation’s Principal Office in Illinois. The Corporation’s principal office in Illinois is located at Midwest Centre, 501 West North Avenue, Melrose Park, IL 60160.
     Section 1.3. Other Offices. The Corporation may also have such other office or offices both in and outside of Delaware as the Board of Directors may determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
     Section 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms have expired and for the transaction of such other business as may properly come before the meeting shall be held in each year at such time and date as the Board of Directors, by resolution, shall determine and as stated in the notice of the meeting. In the event the Board of Directors fails to so determine the time and date of meeting, the annual meeting of stockholders shall be held on the first Wednesday of May of each year at the hour of 2:00 p.m. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the directors shall not be elected at the annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient.
     Section 2.2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.
     Section 2.3. Place of Meetings. Meetings of stockholders, whether annual or special, shall be held at such time and place as may be determined by the Board of Directors and designated in the notice or waiver of notice of such meeting; provided, that a waiver of notice signed by all stockholders may designate any time or any place as the time and place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in Illinois.

     Section 2.4. Notice of Meetings. Except as otherwise required by law, written or printed notice stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and entitled to vote at the meeting as provided in Section 211 of the Delaware General Corporation Law, as amended from time to time (the “DGCL”), and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, or by a single written notice to such stockholders who share a single address as provided in Section 233 of the DGCL. Such notice shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger or consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the assets of the Corporation, other than in the usual and regular course of business, at least twenty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the President, the Secretary or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation. Written notice shall be deemed effective if given by a form of electronic transmission as provided in Section 232 of the DGCL.
     Section 2.5. Fixing of Record Date or Otherwise Determining Stockholders. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, for a meeting of stockholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the assets of the Corporation other than in the usual and regular course of business, not less than twenty days, immediately preceding such meeting. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 2.6. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either in a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of the stockholders, the corporate books, or to vote at any meeting of the stockholders.
     Section 2.7. Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the outstanding shares of the Corporation, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of stockholders, provided, that if less than a majority in voting power of the outstanding shares entitled to vote on a matter are represented at said meeting, the holders of a majority in voting power of the shares so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. If a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares represented at the meeting and entitled to vote thereon shall be the act of the stockholders, unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting. Where a separate vote by a class or series of classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority in voting power of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities.
     Section 2.8. Voting Shares and Proxies. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation or the provisions of these By-Laws. Unless otherwise permitted by law or the Certificate of Incorporation, all elections of directors shall be by written ballot. The Board of Directors in its discretion may require that the vote upon any question before the meeting shall be by ballot. The requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission as provided in Section 211(e) of the DGCL. Each stockholder entitled to vote shall be entitled to vote in person, or may authorize another person or persons to act for him by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
     Section 2.9. Inspectors. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon the list of stockholders produced at the meeting in accordance with Section 2.6 hereof and upon their determination of the validity and effect of proxies, and they shall count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each such report shall be in writing and signed by at least a majority of the inspectors, the report of a majority being the report of the inspectors, and such reports shall be prima facie evidence of the number of shares represented at the meeting and the result of a vote of the stockholders.
     Section 2.10. Voting of Shares by Certain Holders. Shares of its own stock belonging to the Corporation, unless held by it in a fiduciary capacity, shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.
     Section 2.11. Action by Stockholders. Any action required to be taken or which may be taken at a meeting of stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
     Section 2.12. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who complies with the procedures set forth in this Section 2.12. For business to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder must have the legal right and authority to make the proposal for consideration at the meeting and the stockholder must have given timely notice thereof in writing to the President of the Corporation.
     To be timely, a stockholder’s written notice of intent to make a proposal or proposals must be personally delivered to or mailed by United States mail, postage prepaid and received by the President of the Corporation at the principal executive offices of the Corporation not less than 120 days prior to the meeting; provided however, that in the event that less than 130 days notice or prior public disclosure of the date of the meeting is given or made to stockholders (which notice or public disclosure shall include the date of the annual meeting specified in these

By-laws, if such By-laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the day of the annual meeting was mailed or such public disclosure was made.
     A stockholder’s notice to the President shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting, and in the case of a nomination for election of director, such nominee’s name and qualifications, and the reasons for conducting business at the meeting, (b) the name and the record address of the stockholder or stockholders proposing such business, (c) the number of shares of stock of the Corporation which are beneficially owned by such stockholder or stockholders, and (d) any material interest of the stockholder in such business.
     A stockholder’s notice relating to the nomination of person or persons for election to the Board of Directors shall also set forth as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the President of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 2.12. The chairman of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
     The chairman of the meeting may refuse to acknowledge the proposal of any stockholder not made in compliance with this Section 2.12. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12.
ARTICLE III
DIRECTORS
     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors except as may be otherwise provided by statute, these By-laws or the Certificate of Incorporation.
     Section 3.2. Number, Tenure and Qualifications. (a) The number of directors constituting the Board of Directors of the Corporation shall be such number, not fewer than three (3) nor more than twenty (20), as shall be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of at least a majority of all members thereof. Commencing with the annual meeting of stockholders held in 2006 and subject to Section 3.10 of this Article, all directors shall be elected annually with a term of one year and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Commencing with the annual meeting of stockholders held in 2008, a person shall not be eligible to serve as a director if such person shall be 75 years of age or older by the 30th day of April preceding the 2008 annual meeting of stockholders or the 30th day of April of any subsequent annual meeting unless the Board of Directors (by a majority vote) waives such requirement. In addition, unless otherwise provided in the resolution electing a person to the office of director, each director of the Corporation shall own, of record or beneficially, at least 3,000 shares of common stock of the Corporation with each director acquiring said shares within three years of being elected to the Board of Directors. A majority of the members of the Board of Directors shall be independent which shall be determined in accordance with the NASD director independence rules.
(b) Except as otherwise provided in this Section, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
(c) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, provided that such resignation shall be effective if (i) that person shall not receive a majority of the votes cast in an election that is not a Contested Election, and (ii) the Board of Directors shall accept that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Nominating Committee of the Board of Directors (established pursuant to Article IV, Section 4.4 of these By-laws), or such other committee designated by the Board of Directors pursuant to Article IVv , Section 4.1 of these By-laws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results.
(d) If the Board of Directors accepts a director’s resignation pursuant to this Section, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article III, Section 3.10 of these By-laws or may decrease the size of the Board of Directors pursuant to the provisions of this Section.
     Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Section, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without Delaware, for the holding of additional regular meetings without other notice than such resolution.
     Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or at the written request of any two directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without Delaware, as the place for holding such special meeting. In the absence of such a designation, the place of meeting shall be the Corporation’s principal place of business.
     Section 3.5. Notice of Special Meetings. Notice stating the place, date and hour of a special meeting shall be mailed not less than five days before the date of meeting, or shall be sent by telegram or be delivered personally or by telephone not less than two days before the date of the meeting, to each director by or at the direction of the person or persons calling the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 3.6. Quorum and Manner of Acting. A majority of the number of directors as fixed in the manner set forth in Section 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in the DGCL, the Certificate of Incorporation or these By-laws.
     Section 3.7. Informal Action by Directors. Any action which is required by law or by these By-laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and shall be filed with the minutes of proceedings of the Board or committee.
     Section 3.8. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors or of any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 3.9. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman, the President, or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.10. Vacancies and Newly-Created Directorships. Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
     Section 3.11. Chairman of the Board. The Board of Directors shall elect one of its members to be the Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws and perform all other duties and exercise all other powers which are or from time to time may be delegated to the Chairman by the Board of Directors.
     Section 3.12. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise required by the provisions of the Certificate of Incorporation or the DGCL.
     Section 3.13. Interested Directors.
          (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than quorum; or
     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
     Section 3.14. Director Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
COMMITTEES
     Section 4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or amending the By-laws; and, unless the resolution, By-laws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.
     Section 4.2. Absence or Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 4.3. Record of Proceedings. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.
     Section 4.4. Audit, Compensation and Corporate Governance and Nominating Committees. In addition to any other committees that may be established by the Board of Directors, the Board of Directors shall have an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. All of the members of each such committee shall be independent which shall be determined in accordance with the NASD director independence rules (subject to the exceptions contained in such rules); provided further that all of the members of the Audit Committee shall also be independent as required by the rules and regulations of the Securities and Exchange Commission governing the independence of audit committee members (subject to the exceptions contained in such rules).
ARTICLE V
OFFICERS
     Section 5.1. Number and Titles. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer and a Secretary. There shall be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.
     Section 5.2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Election of an officer shall not of itself create contract rights.
     Section 5.3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 5.4. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5.5. Duties. In addition to and to the extent not inconsistent with the provisions of these By-laws, the officers shall have such authority, be subject to such restrictions, and perform such duties in the management of the business, property and affairs of the Corporation as may be determined from time to time by the Board of Directors.
     Section 5.6. President. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall in general supervise the business and affairs of the Corporation and he shall see that resolutions and directions of the Board of Directors are carried into effect except when that responsibility is specifically assigned to some other person by the Board of Directors. Unless there is a Chairman of the Board who is present and who has the duty to preside, the President shall preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the President may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. In general, he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors.
     Section 5.7. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice President designated Executive Vice President by the Board of Directors and thereafter, or in the absence of such designation, the Vice Presidents in the order otherwise designated by the Board of Directors, or in the absence of such other designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-laws or where otherwise required by law, the Vice President (or each of them if there are more than one) may execute for the Corporation any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these By-laws. The Vice Presidents shall perform such other duties as from time to time may be prescribed by the President or the Board of Directors.
     Section 5.8. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (c) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these By-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the President or the Board of Directors; and (e) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be prescribed by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
     Section 5.9. Secretary. The Secretary shall (or shall designate another officer who under the Secretary’s direction shall) (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all stock certificates prior to the issuance thereof and to all documents the execution of which on behalf of the Corporation under its seal is necessary or appropriate; (d) keep or cause to be kept a register of the name and address of each stockholder, which shall be furnished to the Corporation by each such stockholder, and the number and class of shares held by each stockholder; (e) have general charge of the stock transfer books; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the President or the Board of Directors.
     Section 5.10. Assistant Treasurer and Assistant Secretaries. In the absence of the Treasurer or Secretary in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.
     Section 5.11. Salaries. The salaries and additional compensation, if any, of the officers shall be determined from time to time by the Board of Directors; provided, that if such officers are also directors, such determination shall be made by a majority of the disinterested directors then in office.
ARTICLE VI
CERTIFICATES OF STOCK AND THEIR TRANSFER
     Section 6.1. Shares Represented by Certificates and Uncertificated Shares. Shares either shall be represented by certificates or shall be uncertificated.
          (a) Certificates representing shares of the Corporation shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificates may be a facsimile. All certificates or stock shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed.
          (b) Unless prohibited by the Certificate of Incorporation, the Board of Directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Notwithstanding the adoption of such resolution by the Board of Directors, each holder of uncertificated shares, upon request to the Corporation, shall be entitled to receive a certificate signed by, or in the name of the Corporation as described in Section 6.1(a). Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

     Section 6.2. Transfer of Shares.
          (a) Provided (i) the Corporation has no duty to inquire into adverse claims or has discharged any such duty, (ii) any applicable law relating to the payment or taxes has been complied with and (iii) the transfer is in fact rightful and to a bona fide purchaser, the Corporation shall have a duty to register any transfer of shares in the stock transfer books of the Corporation if the following conditions are met:
     (1) For transfer of shares represented by a certificate, there shall have been presented to the Corporation or its transfer agent (i) the stock certificate endorsed by the appropriate person or persons and (ii) reasonable assurance that such endorsement is genuine and effective. Upon registration of such transfer in the stock transfer books of the Corporation, the certificates representing the shares transferred shall be cancelled and the new record holder, upon request, shall be entitled to receive a new certificate or certificates. No new share certificates shall be issued until the former certificate or certificates have been surrendered and cancelled, except that in the case of a lost, destroyed, wrongfully taken or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors or the President may prescribe consistent with applicable law.
     (2) For transfer of uncertificated shares, the Corporation or its transfer agent shall have received (i) an instruction (in writing or by a communication in such other form as may be agreed upon in writing by the Corporation) from the registered owner or other appropriate person to effect such transfer and (ii) reasonable assurance that such instruction is genuine and effective.
          (b) The terms and conditions described in the foregoing provisions of this Section shall be construed in accordance with the provisions of the Delaware Uniform Commercial Code, except as otherwise provided by the Delaware General Corporation Law.
     Section 6.3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
ARTICLE VII
DIVIDENDS
     Section 7.1. Dividends. Subject to the provisions of the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

ARTICLE VIII
INDEMNIFICATION
     Section 8.1. Indemnification. The Corporation shall indemnify, to the full extent that it shall have the power under the DGCL to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words “liabilities” and “expenses” shall include, without limitations: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys’ fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section 145 of the DGCL.
     The indemnification and advancement of expenses provided by this By-law shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, statute, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this By-law or otherwise.
     For purposes of this By-law, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
     The provisions of this By-law shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while this By-law and the relevant provisions of the DGCL, as amended, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this By-law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.
     For purposes of this By-law, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.
ARTICLE IX
FISCAL YEAR
     Section 9.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.
ARTICLE X
SEAL
     Section 10.1. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE XI
WAIVER OF NOTICE
     Section 11.1. Waiver of Notice. Whenever any notice is required to be given under these By-laws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE XII
MISCELLANEOUS PROVISIONS
     Section 12.1. Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and the President may so authorize any officer or agent with respect to contracts or instruments in the usual and regular course of business. Such authority may be general or confined to specific instances.

     Section 12.2. Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
     Section 12.3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent as shall from time to time be authorized by the Board of Directors.
     Section 12.4. Deposits. The Board of Directors may select banks, trust companies or other depositaries for the funds of the Corporation.
     Section 12.5. Stock in Other Corporations. Shares of any other corporation or bank which may from time to time be held by the Corporation may be represented and voted by the President, or by any proxy appointed in writing by the President, or by any other persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the President, or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.
ARTICLE XIII
AMENDMENT
     Section 13.1. Procedure. These By-laws may be altered, amended, repaired or repealed and new by-laws may be adopted by the Board of Directors.
     Section 13.2. Amendment by Stockholders. Notwithstanding any other provision of the Certificate of Incorporation or these By-laws to the contrary and notwithstanding that a lesser percentage may be specified by law, in the event these By-laws shall be amended by vote of stockholders, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of all classes of stock of the Corporation, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Sections 2.2, 2.11, 2.12, 3.2, 3.10 or 13.2 of these By-laws.